EXHIBIT 10.1

CAPITOL BANCORP LTD. 2003 STOCK PLAN

1. PURPOSE OF THE PLAN. The purpose of this Capitol Bancorp Ltd. 2003 Stock Plan is to align the interests of Employees and Directors selected to receive Awards with those of shareholders by rewarding decision-making and actions for the betterment of the Corporation. Accordingly, Eligible Individuals may receive Incentive Stock Options, Nonstatutory Stock Options and Restricted Stock Awards. Ownership of the Corporation’s stock assists in the attraction and retention of qualified Employees and Directors, and provides them with additional incentive to devote their best efforts to pursue and sustain the Corporation’s superior long-term performance. This enhances the value of the Corporation for the benefit of its shareholders.

2. DEFINITIONS. As used herein, the following definitions shall apply:

     (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

     (b) “Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

     (c) “Award” means an award of Options or Restricted Stock pursuant to the terms of the Plan.

     (d) “Award Recipient” means an Eligible Individual who has received an Award under the Plan.

     (e) “Board” means the Board of Directors of the Corporation.

     (f) “Code” means the Internal Revenue Code of 1986, as amended.

     (g) “Committee” means the committee appointed by the Board to administer the Plan as provided herein. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

     (h) “Common Stock” means the common stock of the Corporation.

     (i) “Corporation” means Capitol Bancorp Ltd., a Michigan corporation.

     (j) “Director” means a member of the Board.

     (k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (l) “Eligible Individual” means an Employee or Director.

     (m) “Employee” means any person, including Officers and Directors, employed by the Corporation or any Subsidiary of the Corporation. An Eligible Individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Corporation or (ii) transfers between locations of the Corporation or between the Corporation, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Corporation shall be sufficient to constitute “employment” by the Corporation.

     (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

     (s) “Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (t) “Option” means a stock option granted pursuant to the Plan.

     (u) “Option Agreement” means an agreement between the Corporation and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (v) “Optioned Stock” means the Common Stock subject to an Option.

     (w) “Optionee” means the holder of an outstanding Option granted under the Plan.

     (x) “Outside Director” means a Director who is not an Employee.

     (y) “Plan” means this Capitol Bancorp Ltd., 2003 Stock Plan.

     (z) “Restricted Stock” means shares of Common Stock granted pursuant to a Restricted Stock Agreement under Section 11 of the Plan.

     (aa) "Restricted Stock Award” means an award of Shares pursuant to Section 11 of the Plan subject to such restrictions as may be imposed by the Administrator pursuant to a Restricted Stock Agreement. Shares of Restricted Stock shall constitute issued and outstanding Shares for all corporate purposes.

     (bb) "Restriction Period” means the period designated by the Administrator during which Shares of Restricted Stock remain forfeitable.

     (cc) “Restricted Stock Agreement” means a written agreement between the Corporation and the Award Recipient evidencing the terms and restrictions applying to a Restricted Stock Award. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

     (dd) “Retirement” means an Eligible Individual who leaves the employment of the Corporation at an age of 65 or older.

     (ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (ff) “Section 16(b)” means Section 16(b) of the Exchange Act.

     (gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

     (hh) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and granted under the Plan is 1,000,000, plus any forfeited Shares. For purposes of this Section 3, “forfeited Shares” means any Shares issued pursuant to Awards made under the Plan that are forfeited to the Corporation pursuant to award terms and conditions, plus any Shares covered by Awards granted under the Plan that are canceled or forfeited. In no event, however, except as to Section 13 of the Plan, shall more than 100,000 of the Shares eligible for issuance under the Plan be issued upon the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased or unissued Shares which were subject thereto shall become available for future issuance under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or a Restricted Stock Award, shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares of Restricted Stock are repurchased by the Corporation at their original purchase price, such Shares shall become available for future award under the Plan.

4. ADMINISTRATION OF THE PLAN.

(a)	Procedure.

          (i) Administration. The Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Eligible Individuals to whom Awards may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (viii) to modify or amend each Award (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

          (ix) to allow Award Recipients to satisfy required withholding tax obligations in accordance with Section 14(b) of the Plan. All elections by an Award Recipient to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

          (x) to authorize any person to execute on behalf of the Corporation any instrument required to effect an Award previously granted by the Administrator; and

          (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Award Recipients and any other holders of Awards.

5. ELIGIBILITY. Nonstatutory Stock Options and Restricted Stock Awards may be granted to Eligible Individuals. Incentive Stock Options may be granted only to Employees.

6. LIMITATIONS.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Corporation and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as an Employee with the Corporation, nor shall they interfere in any way with the Optionee’s right or the Corporation’s right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Eligible Individual shall be granted, in any fiscal year of the Corporation, Options to purchase more than 500,000 Shares.

          (ii) In connection with his or her initial service, an Eligible Individual may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

     (d) The foregoing limitations shall be adjusted proportionately in connection with any change in the Corporation’s capitalization as described in Section 13.

7. TERM OF PLAN. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. TERM OF OPTION. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. OPTION EXERCISE PRICE AND CONSIDERATION.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of Fair Market Value, as shall be determined by the Administrator.

     (b) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

     (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

     (d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may, in the discretion of the Administrator, consist entirely of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	consideration received by the Corporation under a cashless exercise program implemented by the Corporation in connection with the Plan;

(vi)	a reduction in the amount of any Corporation liability to the Optionee, including any liability attributable to the Optionee’s participation in any Corporation-sponsored deferred compensation program or arrangement;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. EXERCISE OF OPTION.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Corporation receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Corporation shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as an Employee or Director. If an Optionee ceases to be an Employee or Director, other than upon the Optionee’s Death, Disability, or Retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be an Employee or Director as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while an Employee or Director, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. Immediately upon an Optionee’s death while an Employee or Director, each of the Optionee’s outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such death if Optionee had remained an Employee or Director. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Retirement. In the event of Optionee’s Retirement, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee, but only to the extent that the Option is vested on the date of retirement. Immediately upon an Optionee’s Retirement while an Employee, each of the Optionee’s outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such Retirement if Optionee had remained an Employee. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Optionee’s Retirement. If, at the time of Retirement, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after Retirement, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. RESTRICTED STOCK. The Administrator may make Restricted Stock Awards to Eligible Individuals in accordance with the provisions of this subsection subject to such additional terms and conditions not inconsistent with the provisions of the Plan as the Administrator shall determine to be appropriate.

     (a) Restricted Stock Awards. Restricted Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

     (b) Nature of Restrictions. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement that shall specify such restrictions, as the Administrator may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto, a requirement that an Award Recipient pay a stipulated purchase price for each Share and other restrictions under applicable Federal or state securities laws), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Administrator may deem appropriate; provided, however, that the minimum Restriction Period with respect to a Restricted Stock Award that is made subject to restrictions which are performance-related shall be one year. In the event a Restricted Stock Award is made subject to restrictions which are not performance-related, the minimum Restriction Period shall be three years.

     (c) Stock Certificates. Shares of Restricted Stock under the Plan shall be evidenced by issuance of a stock certificate(s), which shall be held by the Corporation. Such certificate(s) shall be registered in the name of the Award Recipient and shall bear an appropriate legend which refers to the restrictions applicable to such Restricted Stock Award. Alternatively, shares of Restricted Stock under the Plan may be recorded in book entry form.

     (d) Forfeiture; Delivery of Shares. Except as otherwise determined by the Administrator, upon termination of an Award Recipient’s employment (as determined under criteria established by the Administrator) during the applicable Restriction Period, all Shares of Restricted Stock shall be forfeited and reacquired by the Corporation. However, in such circumstances, the Administrator may waive, in whole or in part, any or all remaining restrictions applicable to the Restricted Stock Award. Shares comprising any Restricted Stock Award held by the Corporation that are no longer subject to restrictions shall be delivered to the Award Recipient (or his or her beneficiary) promptly after the applicable restrictions lapse or are waived.

12. TRANSFERABILITY OF AWARDS. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Award Recipient, only by the Award Recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the number of shares of Common Stock covered by each outstanding Award,

the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock subject to the Incentive Stock Option limit set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Corporation, the Administrator shall notify each Award Recipient as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable, (ii) that any Corporation repurchase option applicable to any Shares acquired upon exercise of an Option or grant of a Restricted Stock Award shall lapse as to all such Shares, and (iii) that any restrictions imposed upon Shares of Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for such Awards: (i) each Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Corporation repurchase option applicable to any Shares acquired upon exercise of an Option or grant of a Restricted Stock Award shall lapse as to all such Shares; and (iii) any restrictions imposed upon Shares of Restricted Stock shall lapse as to all such Shares. If either the restrictions on Shares of Restricted Stock have lapsed or an Option has become fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Award Recipient in writing or electronically that the restrictions on such Shares of Restricted Stock have lapsed or in the case of an Optionee, that the Option is fully vested and with respect to the Option, that such Option will remain exercisable for a period of fifteen (15) days from the date of such notice. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or each Share of Restricted Stock subject to a Restricted Stock Agreement immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received for each Share of Restricted Stock subject to a Restricted Stock Agreement or upon the exercise of an Option, for each Share of Optioned Stock subject to such Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. DATE OF GRANT; WITHHOLDING.

     (a) Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Award Recipient within a reasonable time after the date of such grant.

     (b) Withholding. The Corporation shall have the power and the right to deduct or withhold, or require an Award Recipient to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan. The Corporation may cause any tax withholding obligation described in this Section 14(b) to be satisfied by the Corporation withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. In the alternative, the Corporation may permit Award Recipients to elect to satisfy the tax withholding obligation, in whole or in part, by either (i) having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction or (ii) tendering previously acquired Shares having an aggregate Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction (provided that in the case of Shares acquired upon exercise of an option, such Shares shall have been owned by the Optionee for more than six months on the date of surrender). All such elections shall be irrevocable, made in writing, signed by the Award Recipient, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

15. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Shareholder Approval. The Corporation shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award Recipient, unless mutually agreed otherwise between the Award Recipient and the Administrator, which agreement must be in writing and signed by the Award Recipient and the Corporation. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or grant of an Award unless the exercise or grant of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

     (b) Securities Law Compliance. With respect to insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

     (c) Investment Representations. As a condition to the grant or exercise of an Award, the Corporation may require the person receiving or exercising such Award to represent and warrant at the time of any such receipt or exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

17. INABILITY TO OBTAIN AUTHORITY. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. RESERVATION OF SHARES. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.